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                                                                   Exhibit 10.8B

                                                               120 Flanders Road


                              THIRD LEASE ADDENDUM
                              --------------------

THIS AGREEMENT is made this 22 day of July, 1994 and shall amend that certain Lease Agreement dated April 21, 1989 (the "Original Lease") between CB Westborough C Limited Partnership, a Texas Limited Partnership (hereinafter "Prior Landlord"), and Banyan Systems Incorporated, a Massachusetts corporation (hereinafter "Tenant"), as amended by a Lease Addendum (the "First Addendum") dated December 31, 1991 and a Second Lease Addendum (the "Second Addendum") dated April 1, 1993 (the Original Lease, the First Addendum and the Second Addendum are hereinafter together referred to as the "Lease"). SKW Limited Partnership, a Delaware limited partnership is the successor to the Prior Landlord (hereinafter the "Landlord").

WHEREAS, Tenant currently leases from Landlord approximately 62,274 net rentable square feet of office/R&D space located at 120 Flanders Road consisting of 45,049 rentable square feet rented purusant to the Original Lease (the "Original Premises") and 17,225 rentable square feet rented pursuant to the First Addendum (the "Training Room Premises"), in a building that contains a total of approximately 79,203 net rentable square feet;

WHEREAS, the Second Addendum granted to Tenant certain rights with respect to certain space in the Building defined as the Additional Space;

WHEREAS, the Additional Space is now available for rental and Tenant has expressed a desire to lease such space; and

WHEREAS, Tenant and Landlord agree to amend the Lease as hereinafter set forth.

NOW, THEREFORE, for good and avaluable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Effective as of October 1, 1994 (the "Effective Date"), the Additional Space (as defined in the Second Addendum and shown as Exhibit A attached hereto) shall be added to the Premises. Upon the Effective Date, the lease of the Additional Space shall be upon all of the terms and conditions of the Lease as modified hereby except that (i) Tenant's Proportionate Share as defined in the Lease, shall become 100% as of the commencement date of Tenant's lease of the Additional Space, and (ii) Base Rent for the Additional Space shall be Eighty-Eight Thousand Eight Hundred Seventy-Seven Dollars ($88,877.00) per annum payable in twelve (12) equal monthly installments of Seven Thousand Four Hundred Six Dollars ($7,406.00) each, such Base Rent to be payable on the first day of each and every month. The Additional Space shall be delivered to Tenant in broom-clean condition, but otherwise shall be delivered "AS IS".
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2.  The provisions of paragraph 3 of the Second Addendum shall be deleted in their entirety and are no longer of any force and effect.

3. Notwithstanding that the commencement date of Tenant's lease of the Additional Premises shall be the Effective Date, Tenant shall be entitled to access to the Additional Premises on and after August 1, 1994 for all purposes relating to construction of tenant improvements and otherwise preparing the Additional Space for Tenant's occupancy; provided, however, that no occupancy of the Additional Space for Tenant's business purposes shall be permitted prior to the Effective Date. With respect to the Additional Premises, Tenant shall conform to all requirements of the Lease after August 1, 1994 except for the payment of Base Rent and Additional Rent, specifically including, without limitation, the obligation to insure such premises and conformity to all provisions regarding construction therein.

4. All other terms and conditions of the Lease shall remain in full force and effect, except as modified hereby or unless modified in writing by authorized representatives of the parties.

Executed as of the date first set forth above by the authorized representative of the parties.

TENANT                                                    LANDLORD
----------------------------------          ------------------------------------
BANYAN SYSTEMS INCORPORATED                       SKW LIMITED PARTNERSHIP
Partnership
By: /s/ Stephen M. O'Brien   7/22/94           By: JER SKW Services, Inc.
       --------------------                        General Partner

By: Stephen M. O'Brien                         By: /s/ Timm Wooten
    -----------------------                        ---------------------
    Print Name                                     Timm Wooten

Title: Corporate Purchasing Manager            Title: Vice President